                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                                            (AS PERMITTED BY RULE  14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              I/OMAGIC CORPORATION
                              --------------------
                (Name of Registrant as Specified in Its Charter)

           -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------

      Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------

      Per unit prices or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------------

      Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------

      Total fee paid:

      -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      Amount Previously Paid:

      -------------------------------------------------------------------------

      Form, Schedule or Registration Statement No.:

      -------------------------------------------------------------------------

      Filing Party:

      -------------------------------------------------------------------------

      Date Filed:

      -------------------------------------------------------------------------

Notes:

                              I/OMAGIC CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 2000


TO ALL STOCKHOLDERS OF I/OMAGIC CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of I/OMagic Corporation, a Nevada corporation, will be held at The Sports Club/Irvine, 1980 Main Street, Irvine, California, 92614 on September 15, 2000 at 9:00 a.m. Pacific time, for the following purposes:

      To elect five Directors for a term of one year or until their successors are duly elected and qualified;

      To approve an acquisition of IOM Holdings Corp. by the Company, subject to a fairness opinion;

      To increase the number of authorized shares of common stock of the Company from 50,000,000 to 100,000,000;

      To ratify the appointment of Singer Lewack Greenbaum & Goldstein, LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

      To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only stockholders of record at the close of business on August 17, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                      By Order of the Board of Directors,


                                      /s/  Tony Shahbaz
                                      ------------------------------------------
                                      By: Tony Shahbaz
                                      Its: Chief Executive Officer, President,
                                           Secretary and Chief Financial Officer

      Irvine, California
      August 2, 2000







      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                              I/OMAGIC CORPORATION
                                     6 AUTRY
                            IRVINE, CALIFORNIA 92618

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

                               GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of I/OMagic Corporation (the "Company") for the Annual Meeting of Stockholders of the Company to be held at The Sports Club/Irvine, 1980 Main Street, Irvine, California 92614 on September 15, 2000 at 9:00 a.m. Pacific time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees relating to the class of Common Stock for which the proxy relates for election to the Company's Board of Directors, for approval of the acquisition of IOM Holdings Corp. by the Company, for approval of the increase in authorized shares and for the ratification of Singer Lewack Greenbaum & Goldstein, LLP as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgement. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about August 31, 2000.

     Only holders of shares of Common Stock of record at the close of business on August 17, 2000 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on July 25, 2000, the Company had outstanding 31,862,039 shares of Common Stock.

     At the Annual Meeting, the holders of Common Stock will be entitled, as a class, to elect five Directors ("Directors"). The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the Directors. The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for approval of the acquisition of IOM Holdings Corp. by the Company, for approval of the increase in authorized shares, and for the ratification of the appointment of Singer Lewack Greenbaum & Goldstein, LLP, as the Company's independent public accountants.

     Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 6 Autry, Irvine, California 92618, for a period of ten days prior to the Annual Meeting for examination by any stockholder.

     Officers and Directors of the Company beneficially own approximately 73% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is virtually assured.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

      Five Directors are to be elected for the ensuing year or until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following persons with respect to Common Stock. All of the nominees are standing for re-election by the stockholders from the current term.

      THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

NAME AND AGE                 AGE           DIRECTOR SINCE              POSITION WITH THE COMPANY
------------                 ---           --------------              -------------------------
     Tony Shahbaz            38                1993               Chairman, President, Chief Executive Officer,
                                                                  Secretary, Chief Financial Officer

     Daniel Hou              50                1998               Director

     Anthony Andrews         37                1997               Vice President, Director of Engineering,
                                                                  Director

     Steel Su                51                 N/A               Nominee for Director

     Young-Hyun Shin         47                 N/A               Nominee for Director

MR. TONY SHAHBAZ, CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, CHIEF FINANCIAL OFFICER, is the Company's founder. In addition, he has played a key role in developing the Company's multimedia strategy. Mr. Shahbaz has a technical background with approximately 20 years in the PC industry. He was employed by Western Digital Corporation from September 1986 to March 1993. At Western Digital Corporation, he held several positions including Vice President of Worldwide Sales for Western Digital Paradise, and Regional Director of Asia Pacific Sales and Marketing Operations. While at Western Digital Paradise's business unit, he established a multi-channel world wide retail distribution structure, with a full line of video multimedia products. As Regional Director of Asia Pacific Sales, he managed two of the company's wholly owned subsidiaries that managed the Asia Pacific Sales and Marketing and Design Support for OEM and regional distributors throughout the region. Since 1993, Mr. Shahbaz has been the President of I/OMagic Corporation. Prior to his positions with Western Digital, he held management positions with Tandon Corporation and Lapin Technology, in the marketing and sales divisions of those companies.

MR. DANIEL HOU, DIRECTOR, Mr. Hou is the Founder of Hou Electronics, Inc. a computer peripheral supplier. This company was formed in 1986 and has continually grown to have revenues of $45 million in 1998. Mr. Hou has been the president of Hou Electronics from 1986 through the present. He is responsible for all business activities associated with Hou Electronics. Mr. Hou is active in related organizations such as holding the office of President with the Southern California Chinese Computer Association as well as a membership in American Chemistry Society. Mr. Hou received his Masters in Science from University of Utah.

MR. ANTHONY ANDREWS, VICE PRESIDENT, DIRECTOR OF ENGINEERING, joined the Company in February 1994. Mr. Andrews has over 15 years of experience in the computer industry. His background includes product and software design, with his most recent position as Principal Engineer at Western Digital Corporation from March 1988 to February 1994. As Principal Engineer, he played a key role in the development of portable notebook power management designs for companies such as IBM and AST. He also played a lead role in developing power management features that are being commonly used in the industry today. Mr. Andrews has his own software design company which has developed embedded system designs as well as game software. Mr. Andrews works closely with the Company's sales channels to identify product/market opportunities for the Company. He is responsible for bringing products from concept to market launch. This includes sourcing manufacturers for hardware, developing any necessary software, and packaging designs and specification sheets. He received a Bachelor of Science in Math and Computer Science from the University of California at Los Angeles.

MR. STEEL SU, nominee for Director, founded Behavior Design Corporation eighteen years ago. Mr. Su currently holds the following positions: Behavior Design Corporation, Chairman; GenNet Technology Corp. Ltd., Chairman; Emprex Technologies Corp., Chairman; Cybernetic Generator Corp., Chairman; Main Tek, Inc., Chairman; ATOP Technologies, Inc., Director; Behavior Tech Computer Corp., Chairman; Behavior Tech Computer (USA) Corp., Chairman; Behavior Tech Computer Affiliates, N.V., Chairman; BTC Korea Co. Ltd., Director; Arescom, Inc., Director; and Aurora Systems Corp., Director. He has the following education:
Ching Yuar Christian University, Electronic Engineering Department; National Taiwan University, Graduate Institute of International Business, Department of International Business; The Graduate School of Business, Stanford University, Stanford Executive Program 1992; and Massachusetts Institute of Technology, Sloan School of Management, Entrepreneurship Development Program 2000.

MR. YOUNG-HYUN SHIN, nominee for Director, has been the Chief Executive Officer of BTC Korea Co., Ltd. from March, 1988 through the present. He received a degree in electronics from Yonsei University in 1979. Mr. Shin resides in Korea.

      There is no family relationship between any of the directors or officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

      The Board of Directors currently does not have any committees.

      The Board of Directors held one meeting in fiscal 1999. All Directors attended at least 75% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

      GENERAL COMPENSATION DISCUSSION. All decisions regarding compensation for the Company's Executive Officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors or stockholders for approval, as appropriate. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

     Set forth below is a summary of compensation for the Company's officers for fiscal years 1999, 1998 and 1997. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or its subsidiary.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                        Annual Compensation                          Long Term Compensation
                        -------------------                          ----------------------
                                                                        Awards                    Payouts
                                                                        ------                    -------
                                                           Other                                              All Other
                                                           Annual       Restricted                            Compensation
Name and                                                   Compen-       Stock      Options        LTIP
Principal Position      Year     Salary          Bonus     sation        Awards      SARs         Payouts
Tony Shahbaz            1999     $140,000          -0-       -0-          -0-           -0-          -0-   6,000 (auto)
CEO, President,         1998     $140,000       11,500       -0-          -0-      300,000(1)        -0-   6,000 (auto)
Secretary & CFO         1997     $140,000          -0-       -0-          -0-      300,000(2)        -0-   6,000 (auto)

Anthony Andrews         1999     $74,286           -0-       -0-          -0-           -0-          -0-        -0-
Vice President          1998     $70,269         3,000       -0-          -0-           -0-          -0-        -0-
--------------------------------------------------------------------------------------------------------------------------

(1) On January 2, 1997 the Company issued 300,000 options to purchase common stock of the Company at an exercise price of $1.82 for a term of five years to Mr. Shahbaz under the Company's 1997 Incentive and Nonstatutory Stock Option Plan.

(2) On January 2, 1998 the Company issued 300,000 options to purchase common stock of the Company at an exercise price of $1.13 for a term of five years to Mr. Shahbaz under the Company's 1998 Incentive and Nonstatutory Stock Option Plan.


         EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Tony Shahbaz, its Chairman, President, Chief Executive Officer, Secretary, and Chief Financial Officer, on October 25, 1993 pursuant to which the Company has agreed to pay Mr. Shahbaz an annual salary of $140,000 per year payable in twelve equal payments on the first day of each month. The agreement provides for a bonus based on the "net profits" of the Company as defined. The bonus amount ranges from $20,000 to $70,000 for net profits up to $500,000. For net profits in excess of $500,000, the bonus is 7%.

         COMPENSATION OF DIRECTORS

         Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors' meetings.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Report by: (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company and (iii) all directors and officers as a group.

--------------------------------------------------------------------------------------------------------------------
NAME                                                 NUMBER OF SHARES(1)           PERCENTAGE BENEFICIALLY OWNED
--------------------------------------------------------------------------------------------------------------------
Tony Shahbaz(2)                                      29,254,417(3)                 88.8%
--------------------------------------------------------------------------------------------------------------------
Anthony Andrews(2)                                   116,666(4)                    *
--------------------------------------------------------------------------------------------------------------------
Daniel Hou (2) (5)                                   -0-                           *
--------------------------------------------------------------------------------------------------------------------
All officers and directors as a group (3 persons)    28,871,083                    73%
--------------------------------------------------------------------------------------------------------------------
Susha, LLC(2)                                        19,916,667                    62.5%
--------------------------------------------------------------------------------------------------------------------
IOM Holdings(2)                                      4,548,077                     12%
--------------------------------------------------------------------------------------------------------------------
Hou Electronics, Inc.(2)                             2,000,000                     5%
--------------------------------------------------------------------------------------------------------------------

---------------
*    Less than one percent

1 Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
2    c/o Company's address: 6 Autry, Irvine, CA 92618.
3 Includes 4,548,077 shares of common stock owned by IOM Holdings, Inc., a Nevada corporation, of which Tony Shahbaz is a shareholder, director, and officer. Also includes 19,916,667 shares of common stock owned by Susha, LLC. Susha, LLC was created as a holding company to hold certain securities contributed by BTC and Mr. Shahbaz. While Mr. Shahbaz has voting powers associated with the shares held by Susha, 50% of all financial benefits derived from the shares held by Susha are for the benefit of BTC and 50% of all financial benefits derived from the shares held by Susha are for the benefit of Mr. Shahbaz. Also includes 300,000 options to purchase shares of common stock at $1.82 expiring January 2, 2002 and 300,000 options to purchase shares of common stock at $1.13 expiring January 2, 2003. Also includes 250,000 options to purchase shares of common stock expiring in 2002 and 250,000 options to purchase shares of common stock expiring in 2003 held by Mrs. Fedra Shahbaz.
4 Includes 50,000 options to purchase common stock at $0.01 expiring April 1, 2001.
5 Pursuant to a written agreement, Hou Electronics, Inc. has a Board seat on the Board of Directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On February 3, 1999, I/OMagic entered into a subscription agreement with Behavior Technology Corporation (USA), a California corporation ("BTC"). In this transaction, BTC: (i) contributed $5 million worth of inventory in exchange for 16,666,667 shares of restricted Common Stock of I/OMagic and (ii) provided a $5 million credit line for the purchase of additional inventory. Borrowings are non-interest bearing and are due 75 days from the date of borrowing. As of December 31, 1999, the Company had $829,009 outstanding in trade payables generated in the ordinary course of business.

     Effective January 4, 2000, the Company issued to an affiliated company of BTC 6,250,000 shares of restricted common stock valued at $0.80 per share for $5,000,000 of inventory, as defined (valued at transferor's cost basis).

     In March 2000, the Company sold 632,912 shares of restricted common stock to an affiliate of BTC for cash at $3.16 per share or $2,000,000 in aggregate, which includes a 20% discount.

                APPROVAL OF THE ACQUISITION OF IOM HOLDINGS CORP.
                                  (PROPOSAL #2)

      The Board of Directors has proposed that the Company acquire IOM Holdings Corp. such that IOM Holdings Corp. ("IOM Holdings") shall be a wholly-owned subsidiary of the Company (the "Acquisition"), subject to a fairness opinion. There are currently two shareholders of IOM Holdings. These shareholders would agree to exchange all of their shares of IOM Holdings for an equivalent number of shares of the Company subject to the following lock-up agreement: (a) 33.3% of the Company shares would not be eligible for sale for 24 months from the date of the Acquisition; (b) an additional 33.3% of the Company shares would not be eligible for sale for 36 months from the date of the Acquisition; and (c) the remaining 33.4% of the Company shares would not be eligible for sale for 48 months from the date of the Acquisition. IOM Holdings' line of credit with Finova Capital Corporation ("Finova") would be assigned to the Company. Finova has already approved of this assignment.

      The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the authorization of the Acquisition.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE ACQUISITION OF IOM HOLDINGS CORP. BY THE COMPANY.

            APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL #3)

      The Board of Directors has proposed that the Company increase its authorized shares of common stock from 50,000,000 to 100,000,000. This increase will allow the Company to have flexibility in future transactions which may be accomplished through the issuance of new stock.

      The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the authorization of the increase in authorized shares of common stock of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2000
                                  (PROPOSAL #4)

      The Company has retained, subject to stockholder ratification, Singer Lewack Greenbaum & Goldstein, LLP ("SLGG"), as its independent public accountants for the fiscal year ending December 31, 2000. SLGG has been the independent accountants for the Company for the last year and has no financial interest, either direct or indirect, in the Company. A representative of SLGG is expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders. If the stockholders do not ratify the appointment of SLGG as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

      The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the ratification of SLGG as the Company's independent public accountants.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWACK GREENBAUM & GOLDSTEIN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001

      The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2001 annual meeting of stockholders is expected to be held on or about September 15, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about August 15, 2001. Proposals of stockholders of the Company that are intended to be presented at the Company's 2001 annual meeting must be received by the Company no later than April 15, 2001 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons the Company believes that during it 1999 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  OTHER MATTERS

      The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in the Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgement.

      It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date, and mail your Proxy in the enclosed envelope as promptly as possible.

      A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, which has been filed with the SEC pursuant to the Exchange Act, has been mailed to you along with this Proxy Statement.

Additional copies of the Company's Annual Report may be obtained without charge upon written request to Lydia Hernandez, I/OMagic Corporation, 6 Autry, Irvine, California 92618 or on the Internet at www.sec.gov from the SEC's EDGAR database.

                                  By Order of the Board of Directors

                                  /s/ Tony Shahbaz
                                  -----------------
                                  Tony Shahbaz, Chief Executive Officer,
                                  President, Secretary, Chief Financial Officer Irvine, California
                                  August 2, 2000

I/OMagic Corporation
6 Autry
Irvine, California  92618



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes as [ X ] indicated in this example.

ELECTION OF DIRECTORS

     FOR ALL NOMINEES LISTED BELOW [ ]        WITHHOLD AUTHORITY [ ]
     (except as marked to the                 to vote for all nominees listed
     contrary below)                          below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

Tony Shahbaz          Daniel HouTony Andrews         Steel Su        Y.H. Shin

Proposal to authorize the acquisition of IOM Holdings Corp. by the Company.

     FOR    [ ]            AGAINST    [ ]             ABSTAIN    [ ]

Proposal to increase the authorized shares of common stock of the Company from 50,000,000 to 100,000,000.

     FOR    [ ]            AGAINST    [ ]             ABSTAIN    [ ]


Proposal to ratify the appointment of Singer Lewack Greenbaum & Goldstein, LLP as the Company's independent auditors for fiscal 2000.

     FOR    [ ]            AGAINST    [ ]             ABSTAIN    [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS #2, #3, AND #4, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


                                 Dated:________________________________, 2000



                                 ________________________________________
                                                (Signature)

                                 ________________________________________
                                             (Second Signature)

                                 PLEASE DATE AND SIGN ABOVE EXACTLY AS YOUR NAME APPEARS AT LEFT, INDICATING WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.